Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2015, with respect to the consolidated financial statements included in the Annual Report of NV5 Holdings, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of NV5 Holdings, Inc. on Form S-3 (File No. 333-198113) and on Form S-8 (File No. 333-187963).

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

March 27, 2015